Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Chindex International, Inc.
Bethesda, Maryland
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-150880) and Form S-8 (Nos. 333-43946, 333-128754 and 333-146088) of Chindex International, Inc. of our reports dated March 16, 2011, relating to the consolidated financial statements, financial statement schedule and the effectiveness of Chindex International, Inc.’s internal control over financial reporting, which appears in this Form 10-K.
/s/ BDO USA, LLP
Bethesda, Maryland
March 16, 2011